UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
___________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 2, 2018
___________________
CENTENNIAL RESOURCE DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)
___________________

Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 SEVENTEENTH STREET, SUITE 1800
DENVER, COLORADO 80202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(720) 499-1400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2018, the board of directors (the “Board”) of Centennial Resource Development, Inc., a Delaware corporation (the “Company”), approved the Centennial Resource Development, Inc. Severance Plan (the “Severance Plan”), under which all regular, U.S. full-time employees, including named executive officers, of the Company and its affiliates are eligible for benefits in connection with a qualifying termination of employment.
Under the Severance Plan, if, within 24 months following a Change in Control (as defined in the Severance Plan) (a “Change in Control”), we terminate the employment of an eligible employee who is a c-suite executive or the Vice President and General Counsel, which includes all of our named executive officers, without Cause or if the employee resigns for Good Reason (as such capitalized terms are defined in the Severance Plan), then such employee will be entitled to receive:

•
a single payment equal to the sum of (a) two times the employee’s annual base salary, (b) two times the average of the actual annual performance bonuses paid to the employee in the three full fiscal years prior to the year of termination (or, if fewer, the number of full fiscal years the employee has performed services for the Company and been eligible for an annual bonus), excluding any portion of an annual bonus that the Company reasonably determines is attributable to payment of a portion of the annual bonus in property and is over and above the amount of the annual bonus that the employee would have been paid if the employee’s entire annual bonus had been paid in cash, and (c) 125% of aggregate COBRA premiums, based on the COBRA premium rates in effect for the month in which the employee’s termination date occurs, that the employee would need to pay to continue coverage for the employee and the employee’s covered beneficiaries under the Company’s group health plans during the 24 months following the termination date,

•	outplacement benefits for one year following the termination date,

•	vesting of all unvested equity or equity-based awards under any of the Company’s equity compensation plans that vest solely based upon the passage of time, and

•
vesting of all unvested equity or equity-based awards under any of the Company’s equity compensation plans that vest based on the attainment of performance vesting conditions at the level that would apply based on actual performance calculated as if the termination date were the final day of the applicable performance period.

The right to receive severance payments and benefits is subject to an employee’s execution and non-revocation of a release of claims. The Board has reserved the right to modify or terminate the Severance Plan at any time, except that no modification or termination may affect the rights of an employee to claim benefits under the Severance Plan for a termination of employment occurring prior to the date of the modification or termination and the Severance Plan may not be amended or modified during the period of time following a Change in Control during which a participant may receive benefits in a way that adversely affects a participant’s rights.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Stockholders of the Company was held on May 2, 2018 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company (i) elected three Class II directors to the Board to serve for a term of three years expiring at the Company’s annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified, (ii) approved, by a non-binding advisory vote, the Company’s named executive officer compensation, (iii) recommended, by a non-binding advisory vote, that there be an annual advisory vote to approve the Company’s named executive officer compensation and (iv) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The voting results for each proposal were as follows:
1. To elect the three Class II directors to the Board of Directors:

	For	Withheld	Broker Non-Votes
Karl E. Bandtel............................................	185,638,783	24,328,556	6,291,993
Matthew G. Hyde........................................	204,091,837	5,875,502	6,291,993
Jeffrey H. Tepper.........................................	209,309,436	657,903	6,291,993

2. To approve, by a non-binding advisory vote, the Company’s named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
195,185,186	14,484,660	297,493	6,291,993
3. To recommend, by a non-binding advisory vote, the frequency of future advisory votes to approve the Company’s named executive officer compensation:

1 year	2 years	3 years	Abstain	Broker Non-Votes
209,164,697	21,639	500,442	280,561	6,291,993
4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
216,027,263	75,926	156,143	—

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1#	Centennial Resource Development, Inc. Severance Plan
# Management contract or compensatory plan or agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.
Date: May 2, 2018
	By:	/s/ GEORGE S. GLYPHIS
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary